UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.      )
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GLADSTONE CAPITAL CORPORATION

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GLADSTONE CAPITAL CORPORATION
1521 Westbranch Drive, Suite 200, McLean, Virginia 22102

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                         , 2005

To The Stockholders Of Gladstone Capital Corporation:
      Notice Is Hereby Given that a Special Meeting of Stockholders of Gladstone Capital Corporation, a Maryland corporation (the “Company”), will be held on                     ,                     , 2005 at 11:00 a.m. local time in the main ballroom of the Hilton Hotel at 7920 Jones Branch Drive, McLean, VA 22102 for the following purposes:

(1) To approve an amended and restated investment advisory agreement between the Company and Gladstone Management Corporation.

(2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
      The board of directors has fixed the close of business on                     , 2005 as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ TERRY BRUBAKER

Terry Brubaker
Secretary
McLean, Virginia
                    , 2005
      All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

GLADSTONE CAPITAL CORPORATION
1521 Westbranch Drive, Suite 200, McLean, Virginia 22102

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
                        , 2005

INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed proxy is solicited on behalf of the board of directors of Gladstone Capital Corporation, a Maryland corporation (the “Company” or the “Fund”), for use at the Special Meeting of Stockholders to be held on                     , 2005, at 11:00 a.m. local time (the “Special Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held in the main ballroom of the Hilton Hotel at 7920 Jones Branch Road, McLean, VA 22102. The Company intends to mail this proxy statement and accompanying proxy card on or about                     , 2005 to all stockholders entitled to vote at the Special Meeting.
Solicitation
      The Company and Gladstone Management Corporation (“Gladstone Management” or the “Adviser”) will share equally the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock beneficially owned by others to forward to such beneficial owners. The Company or the Adviser may reimburse persons representing beneficial owners of the Company’s common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company and the Adviser. No additional compensation will be paid to directors, officers or other regular employees for such services. The Company has engaged Georgeson Shareholder Communications Company (“Georgeson”) to solicit proxies for the Special Meeting. Georgeson will be paid a fee of approximately $20,000 for its basic solicitation services, which includes review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of ADP, brokers, banks and institutional holders, and delivery of executed proxies. The term of the agreement with Georgeson will last for the period of the solicitation, and the agreement provides that the Company indemnify and hold harmless Georgeson against any third party claims, except in the case of Georgeson’s gross negligence or intentional misconduct.
Voting Rights and Outstanding Shares
      Only holders of record of the Company’s common stock at the close of business on                     , 2005 will be entitled to notice of and to vote at the Special Meeting. At the close of business on                     , 2005 the Company had outstanding and entitled to vote                    shares of common stock.
      Each holder of record of the Company’s common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.
      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-

votes are counted towards a quorum but are not considered votes “in favor” of Proposal 1, nor will they be counted for any purpose in determining whether any other matter properly brought before the meeting is approved. Therefore, with respect to the approval of the amended and restated investment advisory agreement with the Adviser (Proposal 1), abstentions and broker non-votes will count as votes against the approval of the proposal.
Revocability of Proxies
      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.
      Attendance at the meeting will not, by itself, revoke a proxy. However, no proxy is valid after eleven months from its date, unless otherwise provided in the proxy.
PROPOSAL 1
APPROVAL OF AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
      Stockholders of the Company are being asked to approve an amended and restated investment advisory agreement (the “Proposed Agreement”) between the Company and the Adviser. The Proposed Agreement is attached as Appendix A to this Proxy Statement. At a meeting of the board of directors of the Company held on July 7, 2005, the board of directors unanimously voted to approve the Proposed Agreement with the Adviser.
      The affirmative vote of a “majority,” as defined in the Investment Company Act, of the outstanding shares of the Company is required to approve Proposal No. 1. Under the Investment Company Act, the vote of holders of a “majority” means the vote of the holders of the lesser of (a) 67% or more of the outstanding shares of the Company present at the meeting or represented by proxy if the holders of more than 50% of the outstanding shares of the Company are present or represented by proxy, or (b) more than 50% of the Company’s outstanding shares.
Current Advisory and Administrative Arrangements
      Currently, the Company has an Investment Advisory and Administrative Agreement (the “Existing Agreement”) with the Adviser, pursuant to which the Adviser provides both advisory and administrative services to the Company. The Existing Agreement was approved by the Company’s stockholders on February 18, 2004. Under the Existing Agreement, the Company pays the Adviser an annual advisory fee of 1.25% of its total assets (as reduced by cash and cash equivalents pledged to creditors), payable in quarterly increments of 0.3125%, and an annual administrative fee of 0.75% of its total assets (as reduced by cash and cash equivalents pledged to creditors), payable in quarterly increments of 0.1875%.
      Under the Existing Agreement, the Adviser (A) manages the investment and reinvestment of the Company’s assets, including identifying, evaluating, and structuring such investments; (B) continuously reviews, supervises and administers the Company’s investment program to determine in its discretion the securities to be purchased or sold and the portion of the Company’s assets to be held un-invested; (C) offers to provide significant managerial assistance to the issuers of securities in which the Company is invested as required by the Investment Company Act; (D) arranges debt financing for the Company; (E) provides the Company with all required records concerning the Adviser’s efforts on behalf of the Company; and (F) provides regular reports to the Company’s board of directors concerning the Adviser’s activities on behalf of the Company.
      In addition to these advisory services, the Adviser also manages the Company’s day-to-day operations and administration, record keeping and regulatory compliance functions. The Adviser pays for all (i) costs and expenses incurred by it in rendering services to the Company, including salaries and other employee benefits of its employees who provide the Company services, and (ii) the cost of office space, equipment, services and similar items required for the Company’s day-to-day operations. The Company is required to pay all of its operating expenses, except those borne by the Adviser. As the Existing Agreement did not become effective until October 1, 2004 and prior to October 1, 2004, the Company was internally managed, no management fees were paid to the Adviser for the fiscal year ended September 30, 2004. For the nine months ended June 30, 2005, the Company paid total fees of $2,880,405 to the Adviser under the Existing Agreement.
      If the Company’s stockholders approve Proposal 1, the Proposed Agreement will go into effect on the later of: (i) October 1, 2006; or (ii) the first day of the first fiscal quarter beginning after the last of the Company’s outstanding stock options is either exercised or terminated. The Existing Agreement will terminate effective upon the effective date of the Proposed Agreement.
The Company’s 2001 Equity Incentive Plan
      As discussed in more detail below, under the Company’s Amended and Restated 2001 Equity Incentive Plan, as amended, the Company has the ability to grant to its officers, directors and employees (including the officers, directors and employees of the Adviser) certain equity incentive awards, such as options to purchase stock of the Company. This equity incentive plan provides performance-based compensation to the officers, directors and employees of the Company and the Adviser who receive options, and has historically been the method by which the Company has sought to provide incentives to those personnel.
      The following table shows certain information regarding all options granted to the officers, directors and employees of the Company and the Adviser (the “Optionees”), from the Company’s inception through June 30, 2005. The table shows the estimated total value to all individuals granted options by the Company under the Amended and Restated 2001 Equity Incentive Plan. The values are derived from the assumptions set out below and are based on the guidelines prescribed by proxy rules adopted by the Securities and Exchange Commission (the “SEC” or “Commission”) for the purpose of valuing options when calculating executive compensation. These values are not the values used for financial accounting purposes.
      If the stock of the Company were to appreciate at the rates prescribed by the SEC rules for the life of the options, and the Optionees held their options until their expiration dates, exercised the options, and sold the acquired shares in the market, then the total amounts set forth in the table below would inure to the Optionees. The same result generally would occur if the Optionees exercised their options and held the underlying stock until the scheduled expiration dates of the options. To the extent that Optionees exercise their options and sell the underlying shares prior to the expiration dates of the options, a portion of this appreciation would inure to the Company’s stockholders at large.
      Stockholders should note that, as of June 30, 2005, a total of 680,002 of the options included in the table below had already been exercised by the Optionees, which has the effect of cutting off the potential future appreciation in the value of these options. Nevertheless, in almost all circumstances, these Optionees continue to hold the shares acquired on such exercises and, as a result, continue to benefit from future appreciation in the value of the Company’s stock. Additionally, a total of 2,000 of the options included in the table below expired unexercised following the separation of an Optionee from employment with the Company, and therefore no value may be realized by the Optionee with respect to such options. Stockholders should also be aware that, because the information presented in the table below includes option grants for multiple periods (in some cases, up to several years ago), stockholders should note that the Company’s stock price has fluctuated during this period, experiencing annual appreciation, including reinvestment of dividends, of up to 24% (during fiscal 2004) and annual depreciation, including reinvestment of dividends, of up to 4% (during fiscal 2001).

      If the Proposed Agreement is approved, no further options will be issued under the equity incentive plan. The Company anticipates that it will terminate the plan and seek agreement from the Optionees to exercise or terminate their options within a limited period of time. To the extent that outstanding options are terminated prior to exercise, or that Optionees exercise their outstanding options and then sell the acquired shares into the market, the future appreciation in the Company’s stock price will inure to the stockholders at large, rather than to the Optionees.
Option Grants Since Inception

				Potential Realizable Value at
				Assumed
				Annual Rates of Stock Price
		Average		Appreciation for Option
	Number of	Exercise or		Term(1)
Calendar Year	Securities Underlying	Base Price	Expiration
of Grant	Options Granted	($/Share)	Year	5% ($)	10% ($)

2001	1,250,000	$15.00	2011	$11,791,774	$29,882,671
2002	160,000	$17.14	2012	$1,724,303	$4,369,723
2003	190,000	$17.54	2013	$2,095,288	$5,309,872
2004	320,500	$22.19	2014	$4,472,054	$11,333,063
2005	67,000	$24.13	2015	$1,016,910	$2,577,050
Total	1,987,500	$16.88	—	$21,100,329	$53,472,379

(1)	The potential realizable value is based on the term of the option at the time of its grant (10 years). It is calculated by assuming that the stock price on the date of the grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and the underlying shares sold on the last day of its term for the appreciated stock price. The amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s common stock and no gain to the optionee is possible unless the stock price increases over the option term.
      The following table sets forth certain information regarding all options exercised since the Company’s inception, and options held as of June 30, 2005, by the Optionees. The table shows the aggregate value that has been realized upon such exercises by the Optionees since the Company’s inception, and the aggregate value of in-the-money options (i.e., options with exercise prices less than the market price) held by the Optionees as of June 30, 2005.
Aggregate Option Exercises Since Inception
And Aggregate Value of Options at June 30, 2005

Number of Securities
		Underlying		Value of Unexercised
		Unexercised Options at		In-the-Money Options at
		June 30, 2005		June 30, 2005 ($)(2)
Value Realized
Shares Acquired on Exercise	($)(1)	Vested	Unvested	Vested	Unvested(3)

680,002	$702,735	1,072,998	232,500	$7,153,283	$218,790

(1)	Value realized is calculated at the closing market price on the date of exercise, net of option exercise price, but before any tax liabilities or transaction costs.

(2)	The value of unexercised options is calculated at the closing market price on June 30, 2005 less the exercise price. “In-the-money” options are those with an exercise price that is less than the closing market price on June 30, 2005.

(3)	Unvested options generally may be exercised by the optionholder, but the shares underlying the options may not be resold until the shares vest according to the vesting schedule of the options. If the Proposed Agreement is approved and the Company’s equity incentive plan is terminated, the Company anticipates that it will seek agreement from the Optionees to exercise or terminate their options within a limited period of time, and in conjunction therewith, the Company may accelerate the vesting period of unvested options. Accordingly, when stockholders are considering Proposal 1, they should be aware that a substantial number of the unvested in-the-money options set forth in the table above could become vested if the Proposed Agreement is adopted.
The Proposed Agreement
      The same individuals who currently manage the Company’s portfolio will continue to manage the portfolio if the Proposed Agreement is approved by the Company’s stockholders. Under the Proposed Agreement, the Adviser will continue to: (A) manage the investment and reinvestment of the Company’s assets, including identifying, evaluating, and structuring such investments; (B) continuously review, supervise and administer the Company’s investment program to determine in its discretion the securities to be purchased or sold and the portion of the Company’s assets to be held un-invested; (C) offer to provide significant managerial assistance to the issuers of securities in which the Company is invested as required by the Investment Company Act; (D) arrange debt financing for the Company; (E) provide the Company with all required records concerning the Adviser’s efforts on behalf of the Company; and (F) provide regular reports to the Company’s Board concerning the Adviser’s activities on behalf of the Company.
      The Proposed Agreement, however, would separate the advisory functions performed for the Company by the Adviser from the administrative services performed for the Company, which would henceforth be performed by Gladstone Administration, LLC (“Gladstone Administration”), a wholly-owned subsidiary of the Adviser, pursuant to a separate administration agreement (the “Administration Agreement”). The Administration Agreement is attached as Appendix B to this Proxy Statement. This is largely an organizational change, and we do not expect that the Company and its stockholders would notice any change or diminution in services because of the separation. Gladstone Administration will manage the Company’s day-to-day operations and administration, record keeping and regulatory compliance functions. As with the Existing Agreement, under the Proposed Agreement the Adviser (or Gladstone Administration) would continue to pay for all (i) costs and expenses incurred by it in rendering services to the Company, including salaries and other employee benefits of its employees who provide the Company services, and (ii) costs of office space, equipment, services and similar items required for the Company’s day-to-day operations. Also, as with the Existing Agreement, the Company would continue to pay all of its operating expenses, except those borne by the Adviser and Gladstone Administration, under the Proposed Agreement.
      If the Proposed Agreement is approved by stockholders, the Company’s current equity incentive plan will be terminated and no new options will be granted under the plan. The Company anticipates that it will seek agreement from Optionees to exercise or terminate their options within a limited period of time, and at the expiration of that period the equity incentive plan and all options remaining outstanding under the plan will terminate. The Proposed Agreement will not be implemented until all stock options are exercised or terminated and the equity incentive plan is terminated. As long as the Proposed Agreement is in effect, SEC regulations prohibit the Company from implementing any equity incentive plans, and therefore if the Proposed Agreement is approved, the Company does not contemplate the creation of any future equity incentive plans.
      Advisory, Administrative and Incentive Fees. The Proposed Agreement includes important differences in the fees that would be paid to the Adviser. Under the Existing Agreement, the Company pays the Adviser an annual advisory fee of 1.25% of its total assets (as reduced by cash and cash equivalents pledged to creditors), and an annual administrative fee of 0.75% of its total assets (as reduced by cash and cash equivalents pledged to creditors). Under the Proposed Agreement, the Company would pay the Adviser an annual base management fee of 2% of its gross assets, which is defined as total assets less cash and cash equivalents pledged to creditors, for advisory services. The Company would pay separately for administrative services under the Administration Agreement, which payments would be equal to the Company’s allocable portion of Gladstone Administration’s overhead expenses in performing its obligations under the Administration Agreement, including rent, and the Company’s allocable portion of the salaries and benefits expenses of its chief financial officer, chief compliance officer and controller and their respective staffs. As a result, the advisory and administrative fees paid by the Company under the Proposed Agreement will be higher than those paid under the Existing Agreement. The differences in the fees that are paid to the Adviser under the Existing Agreement, and the fees that would be paid under the Proposed Agreement, are explained in more detail below under “Additional Expense Information.”
      The Proposed Agreement also includes incentive fees that will be paid by the Company to the Adviser if the performance of the Company’s portfolio reaches certain benchmarks. These incentive fees are intended to replace the Company’s current equity incentive plan and outstanding stock options, which would be terminated if the Proposed Agreement is approved by stockholders.
      The incentive fee will have two parts, as follows: the first part, the income incentive fee, will be calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, consulting and other fees that we receive from portfolio companies, but excluding fees for providing significant managerial assistance) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment in kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
      Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.75% per quarter (7% annualized). Because the hurdle rate is fixed and has been based in relation to current interest rates, which are currently relatively low on a historical basis, if interest rates rise, it would become easier for our investment income to exceed the hurdle rate and, as a result, more likely that the Adviser will receive an income incentive fee than if interest rates on our investments remained constant or decreased. We will pay the Adviser an income incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate;

•	100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

•	20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).
      These calculations will be appropriately pro rated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter. We refer to the portion of the incentive fee payable on 100% of our pre-incentive fee net income, if any, that exceeds the hurdle rate but is less than 2.1875% as the “catch up.” The “catch up” provision is intended to provide the Adviser with an incentive fee of 20% on all of our pre-incentive fee investment income that does not exceed 2.1875% once the hurdle rate has been surpassed.
      The second part of the incentive fee, the capital gains incentive fee, will be determined and payable in arrears as of the end of each fiscal year (or upon termination of the Proposed Agreement, as of the termination date), commencing on the effective date of the Proposed Agreement, and will equal 20% of our realized capital gains as of the end of the fiscal year. In determining the capital gains incentive fee payable to the Adviser, the Company will calculate the Cumulative Aggregate Realized Capital Gains and Cumulative Aggregate Realized Capital Losses (each as defined below) since its inception, and the Aggregate Unrealized Capital Depreciation as of the date of the calculation, as applicable, with respect to each of the investments in its portfolio.
      For this purpose, Cumulative Aggregate Realized Capital Gains, if any, will equal the sum of the differences between the net sales price of each investment, when sold, and the original cost of such investment since its inception (which will include capital gains realized prior to the effective date of the Proposed Agreement). Cumulative Aggregate Realized Capital Losses will equal the sum of the amounts by which the net sales price of each investment, when sold, is less than the original cost of such investment since the Company’s inception (which will include capital losses realized prior to the effective date of the Proposed Agreement). Aggregate Unrealized Capital Depreciation will equal the sum of the difference, if negative, between the valuation of each investment as of the applicable calculation date and the original cost of such investment.
      At the end of the applicable fiscal year, the amount of capital gains that will serve as the basis for our calculation of the capital gains incentive fee will equal the Cumulative Aggregate Realized Capital Gains less Cumulative Aggregate Realized Capital Losses and Aggregate Unrealized Capital Depreciation, with respect to the Company’s portfolio of investments. If this number is positive at the end of such year, then the capital gains incentive fee for such year will be equal to 20% of such amount, less the aggregate amount of any capital gains incentive fees paid in respect of our portfolio in all prior years.
      As of June 30, 2005, Cumulative Aggregate Realized Capital Gains for the Company since inception were $42,250, Cumulative Aggregate Realized Capital Losses for the Company since inception were $0, and Aggregate Unrealized Capital Depreciation was $3,041,418.
      Because of the structure of the incentive fee, it is possible that we would have to pay an incentive fee in a quarter where we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the hurdle rate for a quarter, we will pay the applicable income incentive fee even if we have incurred a loss in that quarter due to realized capital losses.
Examples of Quarterly Incentive Fee Calculation.
Example 1: Income Incentive Fee (*):

Alternative 1

Assumptions:

Investment income (including interest, dividends, fees, etc.) = 1.25%
Hurdle rate(1) = 1.75%
Base management fee(2) = 0.63%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.24%
Pre-incentive fee net investment income (investment income - (base management fee + other expenses)) = 0.38%

Pre-incentive net investment income does not exceed hurdle rate, therefore there is no income incentive fee.

Alternative 2

Assumptions:

Investment income (including interest, dividends, fees, etc.) = 2.70%
Hurdle rate(1) = 1.75%
Base management fee(2) = 0.63%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.24% Pre-incentive fee net investment income (investment income - (base management fee + other expenses)) = 1.83%

Pre-incentive net investment income exceeds hurdle rate, therefore there is an income incentive fee payable to the Adviser.

Income incentive Fee = 100% × “Catch Up” + the greater of 0% AND (20% × (pre-incentive fee net investment income - 2.1875%)

= (100% × (1.83% - 1.75%)) + 0%

= 100% × 0.08% + 0%

= 0.08%

Alternative 3

Assumptions:

Investment income (including interest, dividends, fees, etc.) = 3.20%
Hurdle rate(1) = 1.75%
Base management fee(2) = 0.63%
Other expenses (legal, accounting, custodian, transfer agent, etc.) = 0.24%
Pre-incentive fee net investment income (investment income - (base management fee + other expenses)) = 2.33%

Pre-incentive net investment income exceeds hurdle rate, therefore there is an income incentive fee payable to the Adviser.

Income incentive Fee = 100% × “Catch Up” + the greater of 0% AND (20% × (pre-incentive fee net investment income - 2.1875%)

= (100% × (2.1875% - 1.75%)) + the greater of 0% AND (20% × (2.33% - 2.1875%))

= (100% × 0.4375%) + (20% × 0.1425%)

= 0.4375% + 0.0285%

= 0.466%

(1)	Represents 7% annualized hurdle rate.

(2)	Represents base management fee of 2% (annualized) of gross assets, expressed as a percentage of net assets of the Company as of June 30, 2005.

(*)	The hypothetical amount of pre-incentive fee net investment income shown is based on a percentage of net assets.
Example 2: Capital Gains Incentive Fee:

Assumptions:

Prior to Effective Date (1): cumulative aggregate realized capital gains of $42,250; cumulative aggregate realized capital losses of $0; aggregate unrealized capital depreciation of $4,372,364 as of the Effective Date.

Year 1 = No realized capital gains or losses during Year 1; aggregate unrealized capital depreciation of $4,000,000 as of the end of Year 1.

Year 2 = Aggregate realized capital gains of $30,000,000 during Year 2; no realized capital losses during Year 2; and aggregate unrealized capital depreciation of $8,000,000 as of the end of Year 2.

Year 3 = No realized capital gains or losses during Year 3; and aggregate unrealized capital depreciation of $12,000,000 as of the end of Year 3.

Year 4 = Aggregate realized capital gains of $20 000,000 during Year 4; no realized capital losses during Year 4; and aggregate unrealized capital depreciation of $15,000,000 as of the end of Year 4.
      The capital gains portion of the incentive fee would be:

•	Year 1: No Capital Gains-based Incentive Fee ($0 of capital gains realized during Year 1, plus $42,250 of Cumulative Aggregate Realized Capital Gains prior to Year 1, minus $0 of capital losses realized during Year 1, minus $0 of Cumulative Aggregate Realized Capital Losses prior to Year 1, minus $4,000,000 of Aggregate Unrealized Capital Depreciation as of the end of Year 1, multiplied by 20%).

•	Year 2: Capital Gains-based Incentive Fee of $4,408,450 ($30,000,000 of capital gains realized during Year 2, plus $42,250 of Cumulative Aggregate Realized Capital Gains prior to Year 2, minus $0 of capital losses realized during Year 2, minus $0 of Cumulative Aggregate Realized Capital Losses prior to Year 2, minus $8,000,000 of Aggregate Unrealized Capital Depreciation as of the end of Year 2, multiplied by 20%).

•	Year 3: No Capital Gains-Based Incentive Fee ($0 of capital gains realized during Year 3, plus $30,042,250 of Cumulative Aggregate Realized Capital Gains prior to Year 3, minus $0 of capital losses realized during Year 3, minus $0 of Cumulative Aggregate Realized Capital Losses prior to Year 3, minus $12,000,000 of Aggregate Unrealized Capital Depreciation as of the end of Year 3, multiplied by 20%) less $4,408,450 (previous capital gains-based incentive fee paid in Year 2).

•	Year 4: Capital Gains-Based Incentive Fee of $2,600,000 ($20,000,000 of capital gains realized during Year 4, plus $30,042,250 of Cumulative Aggregate Realized Capital Gains prior to Year 4, minus $0 of capital losses realized during Year 4, minus $0 of Cumulative Aggregate Realized Capital Losses prior to Year 4, minus $15,000,000 Aggregate Unrealized Capital Depreciation as of the end of Year 4, multiplied by 20%) less $4,408,450 (previous capital gains-based incentive fee paid in Year 2).

(1)	Represents Cumulative Aggregate Realized Capital Gains, Cumulative Aggregate Realized Capital Losses and Aggregate Unrealized Capital Depreciation as of June 30, 2005. The actual amounts of these measures will depend upon the level of realized capital gains and losses, if any, realized between June 30, 2005 and the effective date of the Proposed Agreement.
Additional Expense Information
      The table below provides a comparison of the expenses under the Existing Agreement and the Proposed Agreement. The fees and expenses table below and the assumption in the example of a 5% annual return are required by SEC regulations to assist investors in understanding the various costs and expenses associated with their investments. The fees and expenses table presents:

•	fees and expenses incurred under the Existing Agreement for the nine months ended June 30, 2005 (annualized);

•	a pro forma presentation of the fees and expenses under the current agreement for the nine months ended June 30, 2005 (annualized) if the Company had elected to account for its stock-based compensation under the fair value provisions of SFAS No. 123(R) for the nine-month period ended June 30, 2005; and

•	a pro forma presentation of the fees and expenses under the Proposed Agreement as if the Proposed Agreement had been in effect for the nine months ended June 30, 2005.

      The fees and expenses table and the example are intended to assist you in understanding these fees and expenses, and should not be considered a representation of past or future expenses or annual rates of return. Actual expenses or annual rates of return may be more or less than those used for purposes of the fee table and example. All information presented below is unaudited.

Fees and Expenses	Current	Pro Forma	Pro Forma

	(Existing	SFAS 123(R)	(Proposed
	Agreement)		Agreement)
Stockholder Transaction Expenses
Sales Load (as a percentage of offering price)(1)	None	None	None
Dividend Reinvestment Plan Fees	None	None	None
Annual Expenses (as a percentage of net assets attributable to common shares)(2)
Base Management Fees(3)	1.56%	1.56%	2.40%
Income-Based Incentive Fee(4)	N/A	N/A	2.37%
Capital Gains-Based Incentive Fee(5)	N/A	N/A	0%
Administrative Fees(6)	0.94%	0.94%	0.16%
2001 Equity Incentive Plan(7)	N/A	0.19%	N/A
Interest Payments on Borrowed Funds(8)	1.18%	1.18%	1.18%
Other Expenses(9)	0.97%	0.97%	0.97%
Total Annual Expenses(10)	4.65%	4.84%	7.08%

(1)	A 7.00% underwriting discount was applicable as a one-time fee in the Company’s initial public offering in August 2001, and a 5.00% underwriting discount was applicable as a one-time fee in the Company’s public offering of 1,150,000 shares of common stock pursuant to a shelf registration statement in September 2004.

(2)	Net assets attributable to common shares equal the consolidated average net assets for the nine months ended June 30, 2005.

(3)	Annual expenses are required by the SEC to be calculated as a percentage of net assets rather than total assets (which would include assets purchased with borrowed funds). If the management fees were calculated instead as a percentage of total assets (as reduced by cash and cash equivalents pledged to creditors), Current and Pro Forma (SFAS 123(R)) base management fees would equal 1.25% as set forth in the Existing Agreement, and Pro Forma (Proposed Agreement) base management fees would equal 2.0% as set forth in the Proposed Agreement.

(4)	Pro Forma (Proposed Agreement) Income-Based Incentive Fee is calculated pursuant to the formula described above under “Advisory, Administrative and Incentive Fees” as applied to the Company’s actual results of operations during the nine months ended June 30, 2005 as follows:

•	For the quarter ended December 31, 2004, the Company’s pre-incentive fee net investment income would have been approximately $4,692,959, resulting in an income-based incentive fee of $938,592 for the quarter;

•	For the quarter ended March 31, 2005, the Company’s pre-incentive fee net investment income would have been approximately $4,489,906, resulting in an income-based incentive fee of $897,981 for the quarter; and

•	For the quarter ended June 30, 2005, the Company’s pre-incentive fee net investment income would have been approximately $4,407,952, resulting in an income-based incentive fee of $881,590 for the quarter.

(5)	Pro Forma (Proposed Agreement) Capital Gains-Based Incentive Fee is calculated pursuant to the formula described above under “Advisory, Administrative and Incentive Fees” as applied to the Company’s actual realized capital gains and losses from inception through June 30, 2005 and the Company’s aggregate unrealized capital depreciation as of June 30, 2005 as follows:

•	Cumulative Aggregate Realized Capital Gains from inception through June 30, 2005 = $42,250;

•	Cumulative Aggregate Realized Capital Losses from inception through June 30, 2005 = $0; and

•	Aggregate Unrealized Capital Depreciation as of June 30, 2005 = $4,372,364.
       Because Cumulative Aggregate Realized Capital Losses and Aggregate Unrealized Capital Depreciation exceeded Cumulative Aggregate Realized Capital Gains as of June 30, 2005, no Capital Gains based fee would have been paid for the twelve months ended June 30, 2005.

(6)	If administrative fees were calculated as a percentage of total assets (as reduced by cash and cash equivalents pledged to creditors), Current and Pro Forma (SFAS 123(R)) administrative fees would equal 0.75% as set forth in the Existing Agreement. Pro Forma (Proposed Agreement) administrative fees represent the amount of administrative fees that the Company would have paid to Gladstone Administration had the Proposed Agreement been in effect for the nine months ended June 30, 2005 (annualized). Pro Forma (Proposed Agreement) administrative fees are determined using the aggregate cost of the salaries and benefits paid to our chief financial officer, chief compliance officer and controller and their respective staffs, as well as the rental expense of our McLean, Virginia office attributable to these personnel, multiplied by a fraction which is equal to the ratio of total assets of the Company to total assets of all companies managed by the Adviser, for the nine months ended June 30, 2005 (annualized).

(7)	Under the revised SFAS No. 123(R) approved by the Financial Accounting Standards Board in December 2004, “Share-Based Payment,” the Company will be required to begin expensing the value of stock options granted as compensation expense beginning in October of 2006. The Pro Forma (SFAS 123(R)) amount represents the compensation expense that the Company would have incurred had it elected to account for its stock-based compensation under the fair value provisions of SFAS No. 123(R) for the nine months ended June 30, 2005 (annualized). If the Proposed Agreement is approved by stockholders, the Company’s current equity incentive plan will be terminated and no new options will be granted under the plan. The Company anticipates that it will seek agreement from Optionees to exercise or terminate their options within a limited period of time, and at the expiration of that period the equity incentive plan and all options remaining outstanding under the plan will terminate. The Proposed Agreement will not become effective until all stock options are exercised or terminated and the equity incentive plan is terminated. As long as the Proposed Agreement is in effect, SEC regulations prohibit the Company from implementing any equity incentive plans, and therefore if the Proposed Agreement is approved, the Company does not contemplate the creation of any future equity incentive plans.

(8)	As of June 30, 2005, the Company had aggregate outstanding borrowings of $54.6 million under its revolving credit facilities. The Company intends to borrow funds in the future up to an amount so that asset coverage, as defined in the Investment Company Act, is at least 200% after each issuance of senior securities. Assuming the Company borrowed $100 million, representing the maximum amount of borrowing available under its existing credit facilities, at an interest rate of 3.2%, interest payments on borrowed funds would be 2.08% on a pro forma basis.

(9)	“Other Expenses” are based on amounts incurred for the nine months ended June 30, 2005 (annualized).

(10)	Total annual expenses would be 3.72% on a Current basis, 3.87% on a Pro Forma (SFAS 123(R)) basis, and 5.04% on a Pro Forma (Proposed Agreement) basis, if total annual expenses percentages were calculated as a percentage of total assets (as reduced by cash and cash equivalents pledged to creditors) as of June 30, 2005.

Example
      The following example is intended to help you compare the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment of $1,000 in the Company’s common stock under the Existing Agreement (“Current”), Existing Agreement with pro forma effect to SFAS 123(R) (“Pro Forma (SFAS 123(R))”) and under the Proposed Agreement (“Pro Forma (Proposed Agreement)”). The example assumes an investment has a 5% return each year and that the Company’s operating expenses remain the same.

	1 Year	3 Years	5 Years	10 Years

Current	$46.58	$140.23	$234.54	$473.21
Pro Forma (SFAS 123(R))	$48.44	$145.55	$242.97	$487.89
Pro Forma (Proposed Agreement)	$70.06	$205.85	$336.04	$638.56
      The example set forth above assumes reinvestment of all dividends and other distributions at net asset value and an expense ratio based on net assets attributable to common stock of 4.65% (Current), 4.84% (Pro Forma (SFAS 123(R))) and 7.08% (Pro Forma (Proposed Agreement)). In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, participants in the Company’s Dividend Reinvestment Plan may receive shares purchased or issued at a price or value different from net asset value.
      Portfolio Managers. The following individuals will continue to be primarily responsible for the day-to-day management of the Company’s portfolio under the Proposed Agreement:

David Gladstone. Mr. Gladstone is a founder of Gladstone Capital Corporation and has been chief executive officer and chairman of the Board of Directors of the Company since its inception. Mr. Gladstone is also a founder of our affiliates Gladstone Commercial Corporation (NASDAQ: GOOD), a real estate investment trust, and Gladstone Investment Corporation (NASDAQ: GAIN), an investment company. Mr. Gladstone has served as chief executive officer and chairman of the board of directors of Gladstone Commercial since its inception in 2003, and of Gladstone Investment since its inception in 2005. Mr. Gladstone is also the founder, chief executive officer and chairman of the board of directors of the Adviser. Prior to founding the Company, Mr. Gladstone served as either chairman or vice chairman of the board of directors of American Capital Strategies, a publicly traded leveraged buyout fund and mezzanine debt finance company, from June 1997 to August 2001. From 1974 to February 1997, Mr. Gladstone held various positions, including chairman and chief executive officer, with Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Lending Corporation, Allied Capital Commercial Corporation and Allied Capital Advisors Inc. The Allied companies were the largest group of publicly traded mezzanine debt funds and were managers of two private venture capital limited partnerships. From 1992 to 1997, Mr. Gladstone served as a director, president and chief executive officer of Business Mortgage Investors, a private mortgage REIT managed by Allied Capital.

Mr. Gladstone was the founder and managing member of The Capital Investors, a group of angel investors, and is currently a member emeritus. He is also the chairman and owner of Gladstone Land Corporation, a company that owns farmland in California. Mr. Gladstone holds a MBA degree from the Harvard Business School, a MA from American University and a BA from the University of Virginia. Mr. Gladstone has authored two books on financing for small and medium sized businesses, Venture Capital Handbook and Venture Capital Investing — published by Prentice Hall.

Terry Lee Brubaker. Mr. Brubaker has been chief operating officer and a director of the Company since May 2001. Mr. Brubaker also served as president of the Company from May 2001 through April 2004, when he assumed the duties of vice chairman. Mr. Brubaker has also served as president, secretary, chief operating officer and a director of Gladstone Commercial since its inception in 2003, and as vice chairman, secretary, chief operating officer and a director of Gladstone Investment since its inception in 2005. Mr. Brubaker is also the president and a director of the Adviser. In March 1999, Mr. Brubaker founded, and remains a private investor in, Heads Up

Systems, a company providing process industries with leading edge technology. From 1996 to 1999, Mr. Brubaker served as vice president of the paper group for the American Forest & Paper Association. From 1992 to 1995, Mr. Brubaker served as president of Interstate Resources, a pulp and paper company. From 1991 to 1992, Mr. Brubaker served as president of IRI, a radiation measurement equipment manufacturer. From 1981 to 1991, Mr. Brubaker held several management positions at James River Corporation, a forest and paper company, including vice president of strategic planning from 1981 to 1982, group vice president of the Groveton Group and Premium Printing Papers from 1982 to 1990 and vice president of human resources development in 1991. From 1976 to 1981, Mr. Brubaker was strategic planning manager and marketing manager of white papers at Boise Cascade. Previously, Mr. Brubaker was a senior engagement manager at McKinsey & Company from 1972 to 1976. Mr. Brubaker holds a MBA degree from the Harvard Business School and a BSE from Princeton University.

George Stelljes III. Mr. Stelljes has been the Company’s chief investment officer since September 2002 and a director since July 2003. Mr. Stelljes also served as executive vice president from May 2001 through April 2004, when he assumed the duties of president, and as a director of the Company from August 2001 until September 2002. Mr. Stelljes has also served as executive vice president and chief investment officer of Gladstone Commercial since its inception in 2003, and as president, chief investment officer and a director of Gladstone Investment since its inception in 2005. Mr. Stelljes is also executive vice president, chief investment officer and a director of the Adviser. Prior to becoming executive vice present and chief investment officer of the Company, Mr. Stelljes served as a managing member of St. John’s Capital, a vehicle used to make private equity investments. From 1999 to 2001, Mr. Stelljes was a co-founder and managing member of Camden Partners, a private equity firm which finances high growth companies in the communications, healthcare and business services sectors. From 1997 to 1999, Mr. Stelljes was a partner of Columbia Capital, a venture capital firm focused on investments in communications and information technology. Prior to joining Columbia, Mr. Stelljes was an executive vice president and a principal at Allied Capital Corporation from 1989 to 1997. Mr. Stelljes currently serves as a general partner and investment committee member of Patriot Capital, a private equity fund. He is also a former board member and regional president of the National Association of Small Business Investment Companies. Mr. Stelljes holds a MBA from the University of Virginia and a BA in Economics from Vanderbilt University.

      Payment of the Adviser’s and the Company’s expenses. All investment professionals of the Adviser and its staff, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser. The Company will bear all other costs and expenses of its operations and transactions, including those relating to: calculation of our net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser or Gladstone Administration payable to third parties, including agents, consultants or other advisors (such as independent valuation firms, accountants and legal counsel), in monitoring our financial and legal affairs and in monitoring our investments and performing due diligence on our prospective portfolio companies; interest payable on debt, if any, and dividends payable on preferred stock, if any, incurred to finance our investments; offerings of our debt, our preferred shares, our common stock and other securities; investment advisory fees; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; registration fees; listing fees; taxes; independent directors’ fees and expenses; costs of preparing and filing reports or other documents of the SEC; the costs of any reports, proxy statements or other notices to stockholders, including printing costs; our allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including auditor and legal costs; and all other expenses incurred by the Company, by the Adviser, or by Gladstone Administration in connection with administering our business, such as our allocable portion of overhead under the Administration Agreement, including rent, and our allocable portion of the costs of our chief compliance officer, chief financial officer and controller and their respective staffs.
      Duration and termination. The Proposed Agreement was approved by our board of directors on July 7, 2005. Unless terminated earlier as described below, it will continue in effect for a period of one year from its effective date. It will remain in effect from year to year thereafter if approved annually by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. The Proposed Agreement will automatically terminate in the event of its assignment. The Proposed Agreement may be terminated by either party without penalty upon not more than 60 days’ written notice to the other.
      Indemnification. The Proposed Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser and its officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Proposed Agreement or otherwise as an investment adviser of the Company.
      Managerial Assistance and Servicing fees. Pursuant to the servicing agreement with the senior lenders that provide lines of credit to the Company, the Adviser services loans placed in the pool of loans that is being readied for securitization. Fees that the Adviser receives for servicing these loans are credited to the Company and offset against the investment advisory fees due from the Company to the Adviser. If the Proposed Agreement is approved by stockholders, the Adviser will continue to credit those servicing fees received against the investment advisory fees due under the Proposed Agreement from the Company to the Adviser.
      The Investment Company Act requires that the Company make available significant managerial assistance to portfolio companies. To the extent that the Adviser provides the required managerial assistance to portfolio companies of the Company, any fees received by the Adviser will be paid to the Company, or credited to the Company and offset against the investment advisory fees due from the Company to the Adviser. However, to the extent that the Adviser provides investment banking or other services to portfolio companies of the Company, such investment banking fees will be retained by the Adviser. Currently the Adviser is receiving investment banking and other fees from our portfolio companies for services rendered to portfolio companies and currently those fees are being credited against the investment advisory and administrative fees due from the Company. The Adviser has indicated that it intends to continue this practice if the Proposed Agreement is adopted.
      The board of directors of the Company has established and approved this policy on all fees and receives quarterly reports on all fees paid to the Adviser by the Company and its portfolio companies.
Considerations of the Board of Directors
      Our board of directors approved the Proposed Agreement at a meeting held on July 7, 2005. In its consideration of the Proposed Agreement, the board of directors focused on information it had received relating to, among other things: the reasonableness of the advisory fee (including the incentive fee), the experience of the Adviser’s personnel, the potential for additional attractive investments resulting from synergies with other funds to be managed by the Adviser, and the advantage of terminating the Company’s equity incentive plan in favor of the incentive fee arrangement. The board of directors considered the investment advisory and incentive fees under the Proposed Agreement and the administrative fees under the Administration Agreement (the “Proposed Fees”) and information on fees charged by other investment advisers and administrators for comparable services, and determined that the Proposed Fees were reasonable in relation to the services to be provided by the Adviser and Gladstone Administration.

      In recommending that the Company continue to use the Adviser as its investment adviser, the Company’s board of directors considered the fact that the advisory and administrative team of the Adviser and Gladstone Administration are expected to be in all material respects, for at least the next year, the same as the current team responsible for managing and administering the Company. In connection with its final deliberations, the board of directors reviewed and discussed additional materials provided by the Adviser in response to the Board’s request, including information regarding the services to be performed; the size of the Adviser’s staff; anticipated changes in the Adviser’s current personnel; the compensation of such personnel; the Adviser’s ability to provide managerial assistance to portfolio companies; the performance of the Adviser; the written plan for allocating investment opportunities among the Adviser’s current and future clients; the Adviser’s operations; and the Adviser’s financial condition.
      In its consideration of the incentive fee included in the Proposed Agreement, the board of directors focused on information it had received relating to, among other things:

•	the fact that an incentive fee arrangement is more appropriate to an externally managed fund (like the Company) than is a stock option program;

•	the fact that the utility of a stock option plan to reward fund management has been curtailed by recent regulations that prohibit executive officers from borrowing from an issuer to finance the exercise of their stock options;

•	the concern that stock options may incentivize managers (and directors who receive stock options) to manage a fund for short-run returns rather than long-term goals;

•	the fact that incentive fees are the predominant method used by private equity firms with whom the Company and the Adviser compete for talented professionals;

•	the fact that the use of incentive fees is now becoming standard among business development companies and is a compensation structure that is both understood and expected by analysts who evaluate the Company and its stock; and

•	the expectation that the total cost to the Company and its stockholders of the incentive fees will be less than the cost of the stock options, primarily because of the dilutive effect of the stock options, and in part because of recent changes in the accounting for stock options pursuant to which the costs associated with such options will soon be required to be recognized as a non-cash expense by the issuer.
      Based on the information reviewed by, and the ensuing discussions of, the Company’s board of directors, the board, including a majority of the non-interested directors, concluded that the investment advisory fee rates, including the incentive fee rates, were reasonable in relation to the services to be provided. Based on its review and discussion, the board approved the Proposed Agreement as being in the best interests of the Company’s stockholders. The board then directed that the Proposed Agreement be submitted to stockholders for approval with the board’s recommendation that stockholders of the Company vote to approve the Proposed Agreement.
Termination of the Equity Incentive Plan and Exercise of Existing Stock Options
      Regulations promulgated by the Securities and Exchange Commission prohibit a business development company, such as the Company, from implementing an incentive advisory fee while it has in place a stock option plan or any outstanding stock options. If the Proposed Agreement is approved by the Company’s stockholders, the Company will terminate its equity incentive plan. Once the plan is terminated, the Company anticipates that it will seek agreement from all holders of stock options to exercise or terminate their outstanding options within a limited period of time. In connection with seeking such agreement from its option holders, the Company may also accelerate the vesting of all unvested stock options eligible for acceleration under applicable SEC regulations. Since the Company’s shares underlying the issued stock options have been registered under the Securities Act of 1933, upon exercise option holders will be able to publicly resell their shares without restriction. If the Proposed Agreement is approved by stockholders, the Company will execute the Proposed Agreement with the Adviser and the Administration Agreement with Gladstone Administration on the later of (i) October 1, 2006 and (ii) the first day of the first fiscal quarter following the date that all existing stock options are exercised or terminated. The Proposed Agreement and the Administration Agreement will not become effective as long as the equity incentive plan is in effect or as long as there are any outstanding stock options. It is expected that the Proposed Agreement and the Administration Agreement will be executed and go into effect on October 1, 2006. Until the Proposed Agreement and the Administration Agreement are executed and all stock options have been exercised or terminated, the Existing Agreement will continue in effect. Once the Proposed Agreement and Administration Agreement are executed, the Existing Agreement will terminate.
Other Information About the Proposed Agreement
      If approved by stockholders, the Proposed Agreement will remain in full force and effect for one year from its effective date, and will automatically renew for successive annual periods thereafter, but only so long as such continuance is specifically approved at least annually by both (i) the board of directors of the Company or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Company, and (ii) the vote of a majority of those directors of the Company who are not parties to the Proposed Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.
      The Adviser’s services under the Proposed Agreement will not be exclusive to the Company. The Adviser currently provides advisory services to our affiliates Gladstone Commercial Corporation and Gladstone Investment Corporation, and the Adviser will be free to render services to other clients. The Proposed Agreement can be terminated at any time and without penalty upon at least 60 days’ prior written notice.
Information About Gladstone Management
      The Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is incorporated under the laws of Delaware. Its principal business address is 1521 Westbranch Drive, Suite 200, McLean, VA 22102.
      The Adviser is controlled by David Gladstone, chairman of the board of directors and chief executive officer of the Company. Mr. Gladstone is also the chairman of the board of directors and chief executive officer of the Adviser. Terry Lee Brubaker, vice chairman, director and chief operating officer of the Company, is a member of the board of directors of the Adviser and its chief operating officer. George Stelljes III, president and chief investment officer of the Company, is a member of the board of directors of the Adviser and its chief investment officer. Harry Brill, chief financial officer and treasurer of the Company, is chief financial officer and treasurer of the Adviser.
      The Adviser provides investment advisory and administrative services to Gladstone Investment Corporation, a business development company, and to Gladstone Commercial Corporation, a real estate investment trust, for each of which Mr. Gladstone serves as the chief executive officer and chairman of the board of directors. In the future, the Adviser may provide investment advisory and administrative services to other funds, both public and private, of which it is the sponsor. The table below describes the compensation paid to the Adviser by Gladstone Investment Corporation and Gladstone Commercial Corporation for advisory services.

	Total Assets at	Rate of Compensation to
Fund	June 30, 2005	Gladstone Management Corporation

	(Unaudited)
Gladstone Investment Corporation	$128,188,185	Gladstone Commercial compensates the Adviser through reimbursement of its portion of the Adviser’s payroll, benefits and general overhead expenses. This reimbursement is generally subject to a combined annual management fee limitation of 2.0% of Gladstone Commercial’s average invested assets for the year, with certain exceptions. Reimbursement for

	Total Assets at	Rate of Compensation to
Fund	June 30, 2005	Gladstone Management Corporation

	(Unaudited)
		overhead expenses is only required up to the point that reimbursed overhead expenses and payroll and benefits expenses, on a combined basis, equal 2.0% of Gladstone Commercial’s average invested assets for the year, and general overhead expenses are required to be reimbursed only if the amount of payroll and benefits reimbursed to the Adviser is less than 2.0% of its average invested assets for the year. However, payroll and benefits expenses are required to be reimbursed by Gladstone Commercial to the extent that they exceed the overall 2.0% annual management fee limitation. Additionally, in the event that overhead expenses exceed the combined limitation, Gladstone Commercial’s independent directors may authorize reimbursement of the full amount of such excess overhead expenses, or any portion thereof, if they determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. However, this authorization may be given only to the extent that such reimbursement of excess overhead expenses would not cause Gladstone Commercial’s annual overhead reimbursements to exceed 2.0% of its average invested assets for the year. The Adviser has not voluntarily waived or reduced any amounts payable by Gladstone Commercial. During the twelve months ended June 30, 2005, Gladstone Commercial has made aggregate payments to the Adviser of $1,617,078.

Gladstone Investment Corporation	$200,628,803	Gladstone Investment pays the Adviser a base management fee and a two-part incentive fee for investment advisory services. The base management fee is charged at an annual rate of 2% of Gladstone Investment’s “gross assets,” which is defined as its total assets, less cash and cash equivalents that are not invested in debt or equity securities of its portfolio companies in accordance with its investment objectives. The incentive fee consists of a quarterly income-based incentive fee and a capital gains incentive fee. The income-based incentive fee is calculated on the basis of “pre-incentive fee net investment income,” which is interest income, dividend income, and any other income, including any other fees (other than fees for providing managerial assistance) such as commitment, origination, structuring, diligence and consulting fees, and other fees that Gladstone Investment receives from its portfolio companies, minus its operating expenses. No incentive fee is charged for any calendar quarter in which pre-incentive fee net investment income does not exceed a quarterly hurdle rate of 1.75%. Gladstone Investment also pays 100% of any pre-incentive fee net investment income that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter, and 20% of any pre-incentive fee net

	Total Assets at	Rate of Compensation to
Fund	June 30, 2005	Gladstone Management Corporation

(Unaudited)
investment income that exceeds 2.1875% in any calendar quarter.
The Adviser has agreed to charge the base management fee on a reduced basis from the effective date of the investment advisory and management agreement, June 22, 2005, through March 31, 2006. For this initial period, the annual 2% base management fee will be charged on the basis of “gross invested assets” rather than gross invested assets. “Gross invested assets” is defined as total assets, including investments made with proceeds of borrowings, less any uninvested cash or cash equivalents resulting from borrowings.
Gladstone Investment also pays Gladstone Administration for its allocable portion of Gladstone Administration’s overhead, including rent, and its allocable portion of the costs of Gladstone Investment’s chief compliance officer, chief financial officer and controller and their respective staffs.
During the period from June 22, 2005 (the effective date of the advisory agreement) through June 30, 2005, Gladstone Investment made no payments to the Adviser and payments of $27,082 to Gladstone Administration for administrative services.
Recommendation of the Board of Directors
      The Board recommends that stockholders vote FOR Proposal One.

ADDITIONAL INFORMATION
Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth certain information regarding the ownership of the Company’s common stock as of June 30, 2005 by: (i) all executive officers and directors of the Company as a group; and (ii) all those known by the Company to be beneficial owners of more than five percent of its common stock. Except as otherwise noted, the address of the individuals below is c/o Gladstone Capital Corporation, 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

	Beneficial Ownership(1)

	Number of	Percent of
Name and Address	Shares	Total

Compensated Persons and Directors:
David Gladstone(2)	1,019,542	8.71%
Terry Lee Brubaker(3)	255,376	2.23%
George Stelljes III(4)	176,300	1.54%
Anthony W. Parker(5)	38,501	*
David A.R. Dullum(5)	37,000	*
Michela A. English(6)	26,000	*
Paul Adelgren(7)	15,500	*
Maurice Coulon(8)	10,000	*
John H. Outland(9)	10,000	*
All executive officers and directors as a group (10 persons)(10)	1,648,219	13.52%
Other Stockholders:
Persons associated with
Barclays Global Investors, NA(11)	639,113	5.66%
45 Fremont Street
San Francisco, CA 94105
A.G. Edwards & Sons Inc.(12)	621,852	5.50%
One North Jefferson Ave.
St. Louis, MO 63103

*	Less than 1%

(1)	This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and sole investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 11,298,510 shares outstanding on June 30, 2005, adjusted as required by rules promulgated by the SEC.

(2)	Includes 406,666 shares underlying options that are exercisable within 60 days of June 30, 2005.

(3)	Includes 129,166 shares underlying options that are exercisable within 60 days of June 30, 2005.

(4)	Includes 172,500 shares underlying options that are exercisable within 60 days of June 30, 2005.

(5)	Includes 35,000 shares underlying options that are exercisable within 60 days of June 30, 2005.

(6)	Includes 25,000 shares underlying options that are exercisable within 60 days of June 30, 2005.

(7)	Includes 15,000 shares underlying options that are exercisable within 60 days of June 30, 2005.

(8)	Includes 10,000 shares underlying options that are exercisable within 60 days of June 30, 2005.

(9)	Includes 10,000 shares underlying options that are exercisable within 60 days of June 30, 2005.

(10)	Includes an aggregate of 888,332 shares underlying options that are exercisable within 60 days of June 30, 2005.

(11)	This information has been obtained from a Schedule 13G filed by Barclays Global Investors, NA (“Barclays”), Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank and Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, Palomino Limited, and HYMF Limited with the SEC on February 14, 2005. According to the Schedule 13G, Barclays Global Investors, NA had sole voting power with respect to 435,940 and sole investment power with respect to 529,508 shares, and Barclays Global Fund Advisors had sole voting and investment power with respect to 109,605 shares.

(12)	This information has been obtained from a Schedule 13G filed by A.G. Edwards & Sons Inc. (“A.G. Edwards”) with the SEC on February 14, 2005. According to the Schedule 13G, A.G. Edwards had sole voting and investment power with respect to all 621,852 shares reported as beneficially owned.
Stockholder Proposals and Stockholder Communications with the Board of Directors
      The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2006 annual meeting of stockholders pursuant to Rule 14a-8 of the SEC is September 7, 2005. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must deliver notice to the Secretary at the principal executive offices of the Company not later than the close of business on December 7, 2005 nor earlier than the close of business on November 7, 2005. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
HOUSEHOLDING OF PROXY MATERIALS
      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
      A number of brokers with account holders who are stockholders of the Company are “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Kelly Sargent, investor relations manager, at the address set forth on the cover page of this proxy statement or contact Ms. Sargent at (703) 287-5835. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS
      The board of directors knows of no other matters that will be presented for consideration at Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ TERRY BRUBAKER

Terry Brubaker
Secretary
                    , 2005
      A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2004 is available without charge upon written request to our Investor Relations Manager, Kelly Sargent, at the following address: Gladstone Capital Corporation, 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102. You may also request a copy free of charge by calling our toll-free Investor Relations line at 1-866-366-5745.

APPENDIX A
AMENDED AND RESTATED
INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
BETWEEN
GLADSTONE CAPITAL CORPORATION
AND
GLADSTONE MANAGEMENT CORPORATION
      Agreement made this      day of           2006, by and between Gladstone Capital Corporation, a Maryland corporation (the “Fund”), and Gladstone Management Corporation, a Delaware corporation (the “Adviser”).
      Whereas, the Fund is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940 (the “Investment Company Act”);
      Whereas, the Adviser is an investment adviser that has registered under the Investment Advisers Act of 1940 (the “Advisers Act”); and
      Whereas, the Fund desires to retain the Adviser to furnish investment advisory services to the Fund on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.
      Now, Therefore, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Duties of the Adviser.
      (a) The Fund hereby employs the Adviser to act as the investment adviser to the Fund and to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board of Directors of the Fund, for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Fund’s Registration Statement on Form N-2, as the same shall be amended from time to time (as amended, the “Registration Statement”), (ii) in accordance with the Investment Company Act and (iii) during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Fund’s charter and by-laws. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Fund; (iii) close and monitor the Fund’s investments; (iv) determine the securities and other assets that the Fund will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds. The Adviser shall have the discretion, power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments and the placing of orders for other purchase or sale transactions on behalf of the Fund. In the event that the Fund determines to acquire debt financing, the Adviser will arrange for such financing on the Fund’s behalf, subject to the oversight and approval of the Fund’s Board of Directors. If it is necessary for the Adviser to make investments on behalf of the Fund through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Company Act.
      (b) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

      (c) Subject to the requirements of the Investment Company Act, the Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Fund’s investment objective and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Fund, subject to the oversight of the Adviser and the Fund. The Adviser, and not the Fund, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law and shall contain a provision requiring the Sub-Adviser to comply with sections 1(e) and 1(f) below as if it were the Adviser.
      (d) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.
      (e) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Fund and shall specifically maintain all books and records with respect to the Fund’s portfolio transactions and shall render to the Fund’s Board of Directors such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Fund are the property of the Fund and will surrender promptly to the Fund any such records upon the Fund’s request, provided that the Adviser may retain a copy of such records.
      (f) The Adviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities laws by the Adviser. The Adviser has provided the Fund, and shall provide the Fund at such times in the future as the Fund shall reasonably request, with a copy of such policies and procedures and a report of such policies and procedures. Such report shall be of sufficient scope and in sufficient detail, as may reasonably be required to comply with Rule 38a-1 under the Investment Company Act and to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the report shall so state.

2.	Fund’s Responsibilities and Expenses Payable by the Fund.
      All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Fund. The Fund will bear all other costs and expenses of its operations and transactions, including (without limitation) those relating to: organization and offering; calculating the Fund’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors (such as independent valuation firms, accountants and legal counsel), in monitoring financial and legal affairs for the Fund and in monitoring the Fund’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance the Fund’s investments; offerings of the Fund’s common stock and other securities; investment advisory and management fees; administration fees, if any, payable under the Administration Agreement between the Fund and Gladstone Administration, LLC (the “Administrator”), the Fund’s administrator; fees payable to third parties (including agents, consultants or other advisors) relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Fund’s shares on any securities exchange; federal, state and local taxes; independent Directors’ fees and expenses; costs of preparing and filing reports or other documents required by the Securities and Exchange Commission; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Fund’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Fund or the Administrator in connection with administering the Fund’s business, including payments under the Administration Agreement between the Fund and the Administrator based upon the Fund’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Fund’s chief compliance officer, chief financial officer, controller and their respective staffs.

3.	Compensation of the Adviser.
      The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Fund shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.
      (a) Base Management Fee.

(i) The Base Management Fee shall be payable quarterly in arrears, and shall be calculated at an annual rate of 2.00% of the average value of the Fund’s total assets, including investments made with proceeds of borrowings, less any uninvested cash or cash equivalents resulting from borrowings (the “Gross Assets”), valued as of the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.

(ii) Base Management Fees payable for any partial month or quarter will be appropriately prorated.
      (b) The Incentive Fee shall consist of two parts, as follows:

(i) One part will be calculated and payable quarterly in arrears based on the pre-Incentive Fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-Incentive Fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, consulting fees that the Fund receives from portfolio companies, but excluding fees for providing managerial assistance) accrued by the Fund during the calendar quarter, minus the Fund’s operating expenses for the quarter (including the Base Management Fee, less any rebate of other fees received by the Adviser), expenses payable under the Administration Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate” of 1.75% per quarter (7% annualized). The Fund will pay the Adviser an Incentive Fee with respect to the Fund’s pre-Incentive Fee net investment income in each calendar quarter as follows: (1) no Incentive Fee in any calendar quarter in which the Fund’s pre-Incentive Fee net investment income does not exceed the hurdle rate; (2) 100% of the Fund’s pre-Incentive Fee net investment income with respect to that portion of such pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and (3) 20% of the amount of the Fund’s pre-Incentive Fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized). These calculations will be appropriately pro rated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

(ii) The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each fiscal year (or upon termination of this Agreement as set forth below), commencing on , 2006, and will equal 20.0% of the Fund’s realized capital gains, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year. The amount of capital gains used to determine the Capital Gains Fee shall be calculated at the end of each applicable year by subtracting the sum of the Fund’s Cumulative Aggregate Realized Capital Losses and Aggregate Unrealized Capital Depreciation from the Fund’s Cumulative Aggregate Realized Capital Gains (each as defined in Section 3(b)(iii) below). If this number is positive at the end of such year, then the Capital Gains Fee for such year will be equal to 20.0% of such amount, less the aggregate amount of any Capital Gains Fees paid in all prior years. In the event that this Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a Capital Gains Fee.

(iii) For purposes of this Section 3:

(1) “Cumulative Aggregate Realized Capital Gains” shall mean the sum of the differences between the net sales price of each investment in the Fund’s portfolio when sold, and the original cost of such investment since inception of the Fund.

(2) “Cumulative Aggregate Realized Capital Losses” shall mean the sum of the amounts by which the net sales price of each investment in the Fund’s portfolio when sold is less than the original cost of such investment since inception of the Fund.

(3) “Aggregate Unrealized Capital Depreciation” shall mean the sum of the difference, if negative, between the valuation of each investment in the Fund’s portfolio as of the applicable Capital Gains Fee calculation date and the original cost of such investment.

4.	Covenants of the Adviser.
      The Adviser covenants that it is registered as an investment adviser under the Advisers Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.	Excess Brokerage Commissions.
      The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund’s portfolio, and constitutes the best net results for the Fund.

6.	Limitations on the Employment of the Adviser.
      The services of the Adviser to the Fund are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Fund, so long as its services to the Fund hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Fund’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Fund, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Fund are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Fund as stockholders or otherwise.

7.	Responsibility of Dual Directors, Officers or Employees.
      If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer or employee of the Fund and acts as such in any business of the Fund, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Fund, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

8.	Limitation of Liability of the Adviser: Indemnification.
      The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation the Administrator) shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Fund shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its general partner and the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the Securities and Exchange Commission or its staff thereunder).

9.	Effectiveness, Duration and Termination of Agreement.
      This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect for one year, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Fund’s Board of Directors, or by the vote of a majority of the outstanding voting securities of the Fund and (b) the vote of a majority of the Fund’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. This Agreement may be

terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Fund, or by the vote of the Fund’s Directors or by the Adviser. This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Paragraph 8 of this Agreement shall remain in full force and effect, and the Adviser and its representatives shall remain entitled to the benefits thereof, notwithstanding any termination or expiration of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration.

10.	Notices.
      Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11.	Amendments.
      This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the Investment Company Act.

12.	Entire Agreement; Governing Law.
      This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of Delaware or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.
[The remainder of this page intentionally left blank]

      In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on the date above written.

Gladstone Capital Corporation

By:

Chip Stelljes
President

Gladstone Management Corporation

By:

David Gladstone
Chief Executive Officer

APPENDIX B
ADMINISTRATION AGREEMENT
      This Administration Agreement (this “Agreement”) is made as of                     , 2005 by and between Gladstone Capital Corporation, a Delaware corporation (hereinafter referred to as the “Fund”), and Gladstone Administration, LLC, a Delaware limited liability company (hereinafter referred to as the “Administrator”).

PREAMBLE
      The Fund is a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940 (hereinafter referred to as the “Investment Company Act”). The Fund desires to retain the Administrator to provide administrative services to the Fund in the manner and on the terms hereinafter set forth. The Fund’s investment adviser is the Administrator’s sole member. The Administrator is willing to provide administrative services to the Fund on the terms and conditions hereafter set forth.

AGREEMENT
      Now, Therefore, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Fund and the Administrator hereby agree as set forth below:

1.	Duties of the Administrator.
      (a) Employment of Administrator. The Fund hereby employs the Administrator to act as administrator of the Fund, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.
      (b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Fund. Without limiting the generality of the foregoing, the Administrator shall provide the Fund with office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board of Directors of the Fund, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Fund, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Fund’s Board of Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Fund should purchase, retain or sell or any other investment advisory services to the Fund. The Administrator shall be responsible for the financial and other records that the Fund is required to maintain and shall prepare reports to stockholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”). The Administrator will provide on the Fund’s behalf significant managerial assistance to those portfolio companies to which the Fund is required to provide such assistance under the Investment Company Act or other applicable law. In addition, the Administrator will assist the Fund in determining and publishing the Fund’s net asset value, overseeing the preparation and filing of the Fund’s tax returns, and the printing and dissemination of reports to stockholders of the Fund, and generally overseeing the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.
      (c) The Administrator is hereby authorized to enter into one or more sub-administration agreements with other service providers (each a “Sub-Administrator”) pursuant to which the Administrator may obtain the services of the service providers in fulfilling its responsibilities hereunder. Any such sub-administration agreements shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law and shall contain a provision requiring the Sub-Administrator to comply with Sections 2 and 3 below as if it were the Administrator.

2.	Records.
      The Administrator agrees to maintain and keep all books, accounts and other records of the Fund that relate to activities performed by the administrator hereunder and, if required by the Investment Company Act, will maintain and keep such books, accounts and records in accordance with that Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Fund pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.	Policies and Procedures.
      The Administrator has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities laws by the Administrator.
      The Administrator shall provide the Fund, at such times as the Fund shall reasonably request, with a copy of such policies and procedures and a report of such policies and procedures; such report shall be of sufficient scope and in sufficient detail, as may reasonably be required to comply with Rule 38a-1 under the Investment Company Act and to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the report shall so state.

4.	Confidentiality.
      The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the Securities & Exchange Commission (“SEC”), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

5.	Compensation: Allocation of Costs and Expenses.
      In full consideration of the provision of the services of the Administrator, the Fund shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder.

      The Fund will bear all costs and expenses that are incurred in its operations and transactions that are not specifically assumed by the Fund’s investment adviser (the “Adviser”) pursuant to that certain Investment Advisory and Management Agreement, dated as of                     , 2006 by and between the Fund and the Adviser. Costs and expenses to be borne by the Fund include, but are not limited to, those relating to: organization and offering; calculating the Fund’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors (such as independent valuation firms, accountants and legal counsel), in monitoring financial and legal affairs for the Fund and in monitoring the Fund’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance the Fund’s investments; offerings of the Fund’s common stock and other securities; investment advisory and management fees; administration fees, if any, payable under this Agreement; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Fund’s shares on any securities exchange; federal, state and local taxes; independent directors’ fees and expenses; costs of preparing and filing reports or other documents required by the SEC; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Fund’s allocable portion of the fidelity bond, directors and officers errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Fund or the Administrator in connection with administering the Fund’s business, including payments under this Agreement based upon the Fund’s allocable portion of the Administrator’s overhead in performing its obligations under this Agreement, including rent, and the allocable portion of the salaries and benefits expenses of the Fund’s chief compliance officer, chief financial officer, controller and their respective staffs.

6.	Limitation of Liability of the Administrator: Indemnification.
      The Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation its sole member, the Adviser) shall not be liable to the Fund for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Fund, and the Fund shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Fund. Notwithstanding the preceding sentence of this Paragraph 6 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

7.	Activities of the Administrator.
      The services of the Administrator to the Fund are not to be deemed to be exclusive and the Administrator and each affiliate are free to render services to others. It is understood that directors, officers, employees and stockholders of the Fund are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Fund as stockholders or otherwise.

8.	Duration and Termination of this Agreement.
      This Agreement shall become effective as of the date hereof, and shall remain in force with respect to the Fund for one year thereafter, and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund and (ii) a majority of those Directors who are not parties to this Agreement or “interested persons” (as defined in the Investment Company Act) of any such party. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Directors of the Fund, or by the Administrator, upon 60 days’ written notice to the other party. This Agreement may not be assigned by a party without the consent of the other party.

9.	Amendments of this Agreement.
      This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

10.	Governing Law.
      This Agreement shall be construed in accordance with laws of the State of Delaware and the applicable provisions of the Investment Company Act, if any. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control.

11.	Entire Agreement.
      This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

12.	Notices.
      Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.
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      In Witness Whereof, the parties hereto have executed and delivered this Agreement as of the date first above written.

Gladstone Capital Corporation

By:

Chip Stelljes, President

Gladstone Administration, LLC

By:

David Gladstone, Chairman of the
Managing Member

DETACH PROXY CARD HERE

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States	☒ Vote must be indicated (x) in Black or Blue Ink
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

Proposal 1:	To approve the amended and restated investment advisory agreement for the Company with Gladstone Management as described in the proxy statement.	FOR	AGAINST	ABSTAIN
		☐	☐	☐
S C A N L I N E
Please sign exactly as your name or names appear hereon. If the stock is registered in the names of two or more persons, each should sign. Executor, administrator, trustee, guardian and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date	Share Owner sign here	Co-Owner sign here

GLADSTONE CAPITAL CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                                               , 2005
     The undersigned hereby appoints David Gladstone and Terry Brubaker, and each of them acting individually, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gladstone Capital Corporation which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Gladstone Capital Corporation to be held at the McLean Hilton Hotel, 7920 Jones Branch Drive, McLean, VA 22102, main ballroom on                     ,                                               , 2005 at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
     Unless a contrary direction is indicated, this proxy will be voted in favor of Proposal 1, as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

(Continued and to be signed on reverse side)

To change your address, please mark this box	☐	GLADSTONE CAPITAL CORPORATION
P.O. BOX 11046
NEW YORK, NY 10203-0046